Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our reports dated March 1, 2007, relating to the consolidated financial statements of United Parcel Service, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph regarding the Company’s change in accounting for share-based payments to conform with Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” effective January 1, 2006, and pensions and postretirement benefits to conform with Statement of Financial Accounting Standards No. 158 “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans (an amendment of FASB Statements No. 87, 88, 106, and 132 (R)”) effective December 31, 2006), and management’s report on the effectiveness of internal control over financial reporting appearing in the Annual Report on Form 10-K of United Parcel Service, Inc. for the year ended December 31, 2006 and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP Atlanta, Georgia November 29, 2007